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                                                                     EXHIBIT 5.1

                   [DOW, LOHNES & ALBERTSON, PLLC LETTERHEAD]




                                 August 9, 1999

SpectraSite Holdings, Inc.
8000 Regency Parkway, Suite 750
Cary, North Carolina  27511



Ladies and Gentlemen:

       We are acting as special counsel to SpectraSite Holdings, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of the Company's common stock, par value $0.001 per share (the "Shares"), pursuant to the terms of the Agreement and Plan of Merger, dated as of May 15, 1999 (the "Merger Agreement"), by and among the Company, Westower Corporation ("Westower"), a Washington corporation, and W Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), which provides for the merger of Merger Sub with and into Westower, with Westower surviving the merger (the "Merger"). The Shares are to be issued to the stockholders of Westower in accordance with the terms of the Merger Agreement, in exchange for each such stockholder's shares of Westower common stock, par value $0.01 per share.

       In connection with the foregoing registration, we have acted as special counsel for the Company and have examined originals or copies of (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, and (iii) an executed copy of the Merger Agreement. We have also examined all such records of the Issuer and all such agreements, certificates of public officials, certificates of officers or representatives of the Issuer and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts relevant to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Issuer and others (all of which we assume to be true, complete and accurate in all respects).

       Our opinion is limited to matters of law of the District of Columbia, the General Corporation Law of the State of Delaware and the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or


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SpectraSite Holdings, Inc.
August 9, 1999
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jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

       Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and delivered to the stockholders of Westower in exchange for shares of Westower common stock in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

       We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or other entity, without the prior written consent of this firm.

       We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                               Very truly yours,

                                               DOW, LOHNES & ALBERTSON, PLLC

                                               By:  /s/ TIMOTHY J. KELLEY
                                                    ----------------------------
                                                    Timothy J. Kelley
                                                    Member